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                                                                    Exhibit 3(d)

                                       RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                                 IDAHO POWER COMPANY

ARTICLE 1. NAME. The name of the Corporation is Idaho Power Company and its duration shall be perpetual.

ARTICLE 2.  PURPOSES.  The purposes of the Corporation are to:

          1. buy, sell, lease and use machinery, generators, motors, lamps, apparatus, devices, supplies and articles of every kind pertaining to or in any wise connected with the production, use, distribution, regulation, control or application of electricity or electrical apparatus for light, heat, power, telegraph, telephone, railway, manufacturing and any and all other purposes; to construct, acquire, purchase, use, sell or lease any works, construction or plants or parts thereof connected with or involving the production, use, distribution, regulation, control or application of electricity or electrical apparatus for any of such purposes; to buy, acquire, lease, use, produce, furnish and supply electricity or any other power or force, in any form and for any purpose whatsoever;

          2. acquire, build, construct, own, lease and operate railway properties of all kinds and descriptions (including parks, places of amusement and other usual or useful adjuncts to said railway property and business) and with any kind of motive power, and to sell and lease the same;

          3. manufacture, purchase, sell and distribute, for light, heat and power and all other purposes, natural and artificial gas, and to acquire, construct, purchase, own, maintain, operate, sell and lease all necessary and convenient works, conduits, plants, apparatus and connections for holding, receiving, purifying, manufacturing, selling, utilizing and distributing natural or artificial gas; to manufacture and sell or otherwise dispose of chemicals or other products derived wholly or in part from gas or gas works;

          4. manufacture, purchase, sell and distribute steam and hot water for heating and other purposes, and to acquire, construct, purchase, own, maintain, operate, sell and lease all necessary and convenient works, plants, apparatus and connections for manufacturing, selling and distributing steam and hot water;

          5. construct and acquire by purchase, lease or otherwise, reservoirs, dams, canals, ditches, flumes, pipe lines and such other works, plants, equipments, appliances and appurtenances as may be necessary, useful or appropriate for impounding, storing, conveying, distributing and utilizing water for power, irrigation, fire, sanitary, domestic, manufacturing

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and other uses, and to use, apply, sell and otherwise dispose of water for such uses; to construct and to acquire by purchase, lease or otherwise, and to operate hydraulic and other works, transmission plants, transmission lines, transforming and distributing stations and distributing circuits and any and all rights of way connected therewith or useful therefor; to transform the power generated by hydraulic or other plants into electrical or other energy, and transmit, use or otherwise dispose of the said electrical or other energy for any and all purposes; to acquire any and all rights or other property necessary or useful in connection with acquiring, owning and operating any or all of said plants; and

          6. acquire, buy, operate, lease and sell ice and refrigerating plants; and to acquire, lease, hold, use and otherwise avail of such real and personal estate, property, rights, privileges, grants, consents and franchises, including inventions, patents, processes, stocks, bonds and other evidences of indebtedness of persons, firms or corporations, and franchises or special grants or privileges from cities, towns or other municipalities, as the company shall deem requisite or advantageous in pursuance of any of its corporate purposes above stated; and to mortgage, pledge, sell, convey or otherwise dispose of any or all of the foregoing; and to undertake, contract for or carry on any business or operation deemed by the Company incidental to, or in aid of, or advantageous in pursuance of, any of its corporate purposes.

          Nothing herein shall be deemed to limit or exclude any power, right or privilege given to the Corporation by law, and it is not intended that the Corporation shall exercise in any state any powers not permitted to it under the law of such state.

ARTICLE 3. LOCATION AND REGISTERED AGENT. The address of the registered office of this Corporation is PO Box 70, 1220 West Idaho Street, Boise, Idaho 83707, and the name of the registered agent at this address is Robert W. Stahman. The incorporator of this Corporation is Robert W. Stahman, whose address is PO Box 70, 1220 West Idaho Street, Boise, Idaho 83707.

ARTICLE 4. DIRECTORS. (a) The number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of two-thirds of the Continuing Directors (as defined in Article 8 of the Restated Articles of Incorporation), but the number of directors shall be no less than 9 and no greater than 15. The number of directors may be increased or decreased, beyond the limits set forth above, only by an amendment to the Restated Articles of Incorporation of the Corporation pursuant to Article 10 of the Restated Articles of Incorporation of the Corporation.

     The Board of Directors shall be divided into three classes as nearly equal in number as may be. The initial term of office

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of each director in the first class shall expire at the annual meeting of shareholders in 1990; the initial term of office of each director in the second class shall expire at the annual meeting of shareholders in 1991; and the initial term of office of each director in the third class shall expire at the annual meeting of shareholders in 1992. At each annual election commencing at the annual meeting of shareholders in 1990, the successors to the class of directors whose term expires at that time shall be elected to hold office for a term of three years to succeed those whose term expires, so that the term of one class of directors shall expire each year. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and qualified or until his death, or until he shall resign or be removed; provided, however, that no person who will be seventy (70) years of age or more on or before the annual meeting shall be nominated to the Board of Directors, and any directors who reach the age of seventy (70) shall be automatically retired from the Board.

     In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as may be.

     (b) Newly created directorships resulting from any increase in the authorized number of directors of any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds vote of the directors then in office, or a sole remaining director, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. If one or more directors shall resign from the Board effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     (c) At a special meeting of shareholders called expressly for that purpose, the entire Board of Directors or any individual directors may be removed (i) without cause, by the unanimous vote of the outstanding shares entitled to vote for directors, and (ii) for cause, by the affirmative vote of two-thirds of the outstanding shares entitled to vote for directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (x) the director whose removal is proposed has been convicted, or granted immunity to testify where

                                         -3-
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another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal; (y) such director has been grossly negligent in the performance of his duties to the Corporation; or
(z) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation, and such adjudication is no longer subject to appeal.

     (d) Any directors elected pursuant to special voting rights of the 4% Preferred Stock or Serial Preferred Stock, without par value, voting as a separate class, shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions.

ARTICLE 5. MEETINGS OF SHAREHOLDERS. Meetings of the shareholders of the Corporation may be held within or without the State of Idaho.

ARTICLE 6.  AUTHORIZED STOCK.

     A. The authorized stock of the Corporation is divided into four classes which are designated (i) 4% Preferred Stock, (ii) Serial Preferred Stock, $100 par value, (iii) Serial Preferred Stock, without par value, and (iv) Common Stock. The Corporation has the authority to issue 215,000 shares of 4% Preferred Stock; 150,000 shares of Serial Preferred Stock, $100 par value; 3,000,000 shares of Serial Preferred Stock, without par value; and 50,000,000 shares of Common Stock. Each share of 4% Preferred Stock and each share of Serial Preferred Stock, $100 par value, has a par value of one hundred dollars ($100). Each share of Common Stock has a par value of two and one-half dollars ($2.50). The aggregate par value of all shares of stock having a par value which the Corporation has authority to issue is $161,500,000. The total number of shares without par value which the Corporation has authority to issue is 3,000,000.

     B.   No shareholder of the corporation shall have any preemptive rights.

     C. The relative rights, preferences and limitations of each class are as follows:

          1.   4% PREFERRED STOCK

          The 4% Preferred Stock, PARI PASSU with the Serial Preferred Stock, $100 par value, and the Serial Preferred Stock, without par value, is entitled to the payment of dividends and to the distribution of assets in liquidation, and has the following relative rights and preferences:

               (a) DIVIDEND. The 4% Preferred Stock is entitled in preference to the Common Stock to dividends at the rate of four per cent (4%) per annum, payable quarterly, semi-annually or

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annually, as the Board of Directors may determine, and such dividends are cumulative from and after August 1, 1944, or from the date of issue if issued after August 1, 1944. The 4% Preferred Stock shall not receive any dividends from profits in excess of its stated dividend rate of four per cent (4%) per annum.

               (b)  REDEMPTION.

                    (1) The 4% Preferred Stock is subject to redemption at the option of the Corporation in whole or in part at any time at one hundred and four per cent (104%) of par plus any dividends unpaid to the date of redemption, upon the vote of not less than a majority in interest of the outstanding shares of the Common Stock at any corporate meeting or any meeting of the holders of the Common Stock called for such purpose.

                    (2) Notice of the intention of the Corporation to redeem the 4% Preferred Stock shall be mailed 30 days before the date of redemption to each holder of the 4% Preferred Stock of record at his last known post office address. From and after any such call for redemption of the 4% Preferred Stock and deposit by the Corporation of the moneys required for such purpose, the shares so to be redeemed shall no longer be considered as outstanding, and shall not be entitled to vote or to be included in determining the total voting power of the issued and outstanding shares of stock of the Corporation.

               (c) LIQUIDATION. The 4% Preferred Stock shall have a preference over the Common Stock in any distribution of assets, other than profits, until the full par value thereof and the stated dividend rate per annum thereon from August 1, 1944, or from the date of issue thereof if issued after August 1, 1944, shall have been paid by dividends or distribution. The 4% Preferred Stock shall not receive any share in the distribution of assets in excess of said par value and the amount of such accumulated dividends.

          2.   SERIAL PREFERRED STOCK, $100 PAR VALUE.

               (a) The Serial Preferred Stock, $100 par value, in preference to the Common Stock and PARI PASSU with the 4% Preferred Stock and the Serial Preferred Stock, without par value, is entitled to the payment of dividends and to the distribution of assets in liquidation. Shares of the Serial Preferred Stock, $100 par value, may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same series shall be identical and all shares of the Serial Preferred Stock, $100 par value, shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

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

                    (1) DIVIDENDS. The rate of dividend and whether it is to be cumulative, non-cumulative or partially-cumulative;

                    (2) REDEMPTION. Whether shares may be redeemed and, if so, the redemption prices and the terms and conditions of redemption;

                    (3) LIQUIDATION. The amount payable upon shares in the event of voluntary liquidation;

                    (4) SINKING FUND. Sinking fund provisions, if any, for the redemption or purchase of shares;


                    (5) CONVERSION. The terms and conditions, if any, on which shares may be converted into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to the payment of dividends or the distribution of assets in liquidation; and

                    (6)  VOTING RIGHTS.  The voting rights, if any.

The Board of Directors hereby is expressly vested with authority to divide any or all of the Serial Preferred Stock, $100 par value (other than the 7.68% Series, the designation and relative rights and preferences of which are set forth below), into series, to establish and designate each such series, and within the limits set forth above and in accordance with law, to fix and determine the relative rights and preferences of the shares of any series so established.

               (b) The following provisions shall apply to the Serial Preferred Stock, $100 par value, of all series:

                    (1) DIVIDENDS. The holders of shares of the Serial Preferred Stock, $100 par value, of each series, PARI PASSU with the holders of shares of the 4% Preferred Stock and the Serial Preferred Stock, without par value, shall be entitled to receive dividends, payable when and as declared by the Board of Directors, on such dates and at such rates as shall be determined for the respective series, from the first day of the dividend period for the respective series within which such shares shall have been originally issued or from such other date as the Board of Directors may have determined for such shares, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock over which the Serial Preferred Stock, $100 par value, shall have preference as to the payment of dividends. Such dividends shall be cumulative so that if, for any dividend period or periods, dividends shall not have been paid or declared and set apart for payment upon all of the then outstanding shares of Serial Preferred Stock, $100 par value, at the rates and from the dates determined for the

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respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common
Stock or any other class of stock over which the Serial Preferred Stock, $100 par value, shall have preference as to the payment of dividends. Dividends shall be declared and set apart for payment, or paid, on the Serial Preferred Stock, $100 par value, for each dividend period during or for which dividends shall have been declared and set apart for payment, or paid, on the 4% Preferred Stock. Dividends shall not be declared and set apart for payment, or paid, on the Serial Preferred Stock, $100 par value, of any one series for any dividend period, unless dividends shall have been paid, or contemporaneously, shall have been declared and set apart for payment, or paid, upon all of the then outstanding shares of the Serial Preferred Stock, $100 par value, the Serial Preferred Stock, without par value, and the 4% Preferred Stock for all dividend periods terminating on the same or an earlier date.

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                    (2)  REDEMPTION.

                         (A)  At the option of the its Board of Directors, the
Corporation may redeem any series of the Serial Preferred Stock, $100 par value, and each such series may be redeemed, as a whole or in part, at any time (subject to such restrictions, if any, as may be set forth in the resolution of the Board of Directors establishing such series) at the redemption price specified for such series; provided, however, that not less than thirty nor more than sixty days prior to the date fixed for redemption, a notice of the time and place thereof shall be given to the holders of record of the shares of the Serial Preferred Stock, $100 par value, so to be redeemed, by mail or publication, in such manner as may be prescribed by resolution of the Board of Directors; and provided further, that, in every case of redemption of less than all of the outstanding shares of any one series of Serial Preferred Stock, $100 par value, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution by the Board of Directors. At any time after notice of redemption has been given, the Corporation may deposit the aggregate redemption price with some bank or trust company in The City of New York or in Boise, Idaho, named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, upon endorsement to the Corporation or as otherwise may be required and surrender of the certificates for such shares. Upon the deposit of such money as aforesaid, or, if no such deposit is made, upon such redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to such shares, and from and after the making of such deposit, or if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), such holders shall have no interest in or claim against the Corporation with respect to such shares, but shall be entitled only to receive such moneys on the date fixed for redemption as aforesaid from such bank or trust company, or, if no such deposit is made, from the Corporation, without interest thereon, upon endorsement and surrender of the certificates as aforesaid.

                         (B)  In case the holder of any shares of the Serial
Preferred Stock, $100 par value, so redeemed shall not, within six years after such deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall upon demand pay over to the Corporation such amounts so deposited, and the depositary, thereupon, shall be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

                         (C)  Shares of the Serial Preferred Stock, $100 par
value, which have been redeemed by the Corporation shall be restored to the status of authorized but unissued shares of the Serial Preferred Stock, $100 par value,

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without designation or relative rights, preferences or limitations as to series.

                         (D)  Nothing herein contained shall limit any legal
right of the Corporation to purchase or otherwise acquire any of the shares of the Serial Preferred Stock, $100 par value.

               (3) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then outstanding shares of the Serial Preferred Stock, $100 par value, of each series, PARI PASSU with the holders of the then outstanding shares of all other series of the Serial Preferred Stock, $100 par value, the Serial Preferred Stock, without par value, and the 4% Preferred Stock, shall be entitled to receive out of the assets of the Corporation, whether capital surplus or other, before any distribution of such assets shall be made to the holders of shares of the Common Stock or of any other class of stock as to which the Serial Preferred Stock, $100 par value, has preference as to the distribution of assets in liquidation, an amount per share (i) in the case of voluntary liquidation, as specified in the resolution of the Board of Directors fixing and determining the relative rights and preferences of the shares of such series, or (ii) in the case of involuntary liquidation, equal to the par value thereof. If the assets to be distributed in respect of the Serial Preferred Stock, $100 par value, shall not be sufficient to pay the full amounts that shall be determined to be payable on all the shares of the Serial Preferred Stock, $100 par value, upon voluntary or involuntary liquidation, such assets shall be distributed, to the extent available, as follows: first, to the payment, PRO RATA, of $100 per share on each share of the Serial Preferred Stock, $100 par value, outstanding irrespective of series; second, to the payment of the accumulated dividends on such shares, such payment to be made PRO RATA in accordance with the amount of accumulated dividends on each such share; and, third, to the payment of any amounts in excess of $100 per share plus accumulated dividends which may be payable on the shares of any series in the event of voluntary liquidation, such payment also to be made PRO RATA in accordance with the amounts, if any, so payable on each such share. After full payment to the holders of the Serial Preferred Stock, $100 par value, of such preferential amounts, the holders of the Serial Preferred Stock, $100 par value, as such, shall have no right or claim to any of the remaining assets of the Corporation. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

               (c) THE 7.68% SERIES. The following provisions shall apply only to the first series of the Serial Preferred Stock, $100 par value, which is designated as the 7.68% Series and consists of 150,000 shares. The relative rights and preferences of the shares of the 7.68% Series, in those respects as to which there are variations between different series of the Serial Preferred Stock, $100 par value, are as follows:

                    (1) DIVIDENDS. The rate of dividends on shares of the 7.68% Series shall be 7.68% of par value per annum. Dividends shall be cumulative from September 27, 1972. The initial dividend will be payable on February 15, 1973, for the period commencing with September 27, 1972, and ending January 31, 1973. Thereafter, dividends shall be payable on the 15th day of February, May, August and November of each year or otherwise as the Board of Directors may determine.

                    (2) REDEMPTION. Shares of the 7.68% Series shall be redeemable at any time in whole or in part at the per share redemption prices of $102.97 plus unpaid accumulated dividends, if any, to the date of redemption.

                    (3) LIQUIDATION. The amounts payable upon shares of the 7.68% Series in the event of voluntary liquidation is $100 per share plus accumulated dividends, if any. In the event of any preferential payments, the 7.68% Series shall be entitled PRO RATA to such preferential payments.

                    (4) SINKING FUND. There is no sinking fund for the redemption or purchase of shares of the 7.68% Series.

                    (5) CONVERSION. Shares of the 7.68% Series are not, by their terms, convertible or exchangeable.

                    (6) VOTING RIGHTS. At all meetings of the shareholders, each holder of shares of the 7.68% Series shall be entitled to one vote for each share held by him.

          3.   SERIAL PREFERRED STOCK, WITHOUT PAR VALUE

               (a) The Serial Preferred Stock, without par value, in preference to the Common Stock and PARI PASSU with the 4% Preferred Stock, and the Serial Preferred Stock, $100 par value, is entitled to the payment of dividends and to the distribution of assets in liquidation. Shares of the Serial Preferred Stock, without par value, may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same series shall be identical and all shares of the Serial Preferred Stock, without par value, shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

                    (1) DIVIDENDS. The rate of dividend and whether it is to be cumulative, non-cumulative or partially-cumulative;

                    (2) REDEMPTION. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                    (3) LIQUIDATION. The amount payable upon shares in the event of voluntary or involuntary liquidation;

                    (4) SINKING FUND. Sinking fund provisions, if any, for the redemption or purchase of shares;

                    (5) CONVERSION. The terms and conditions, if any, on which shares may be converted into shares of any other class or into shares of any series of the same or any other class, except a class having prior to superior rights and preferences as to the payment of dividends or the distribution of assets in liquidation; and

                    (6) VOTING RIGHTS. The voting rights, if any, in addition to those specifically set forth in subsection D.1. of this Article.

The Board of Directors hereby is expressly vested with authority to divide any or all of the Serial Preferred Stock, without par value, into series, to establish and designate each such series, and within the limits set forth above and in accordance with law, to fix and determine the relative rights and preferences of the shares of any series so established.

               (b) The following provisions shall apply to the Serial Preferred Stock, without par value, of all series:

                    (1) DIVIDENDS. The holders of shares of the Serial Preferred Stock, without par value, of each series, PARI PASSU with the holders of shares of the 4% Preferred Stock and the Serial Preferred Stock, $100 par value, shall be entitled to receive dividends, payable when and as declared by the Board of Directors on such dates and at such rates as shall be determined for the respective series, from the first day of the dividend period for the respective series within which such shares shall have been originally issued or from such other date as the Board of Directors may have determined for such shares, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock over which the Serial Preferred Stock, without par value, shall have preference as to the payment of dividends. Such dividends shall be cumulative so that if, for any dividend period or periods, dividends shall not have been paid or declared and set apart for payment upon all of the then outstanding shares of Serial Preferred Stock, without par value, at the rates and from the dates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class of stock over which the Serial Preferred Stock, without par value, shall have preference as to the payment of dividends. Dividends shall be declared and set apart for payment, or paid, on the Serial Preferred Stock, without par value, for each dividend period during or for which dividends shall have been declared and set apart for payment, or paid, on the 4% Preferred Stock. Dividends shall not be declared and set apart for payment, or paid, on the Serial Preferred Stock, without par value, of any one series for any dividend period, unless dividends shall have been paid, or contemporaneously, shall have been declared and set apart for payment, or paid, upon all of the then outstanding shares of the Serial Preferred Stock, without par value, the Serial Preferred Stock, $100 par value, and the 4% Preferred Stock for all dividend periods terminating on the same or an earlier date.

                    (2)  REDEMPTION.

                         (A)  At the option of its Board of Directors, the
Corporation may redeem any series of the Serial Preferred Stock, without par value, and each such series may be redeemed, as a whole or in part, at any time (subject to such restrictions, if any, as may be set forth in the resolution of the Board of Directors establishing such series) at the redemption price specified for such series; provided, however, that not less than thirty nor more than sixty days prior to the date fixed for redemption, a notice of the time and place thereof shall be given to the holders of record of the shares of the Serial Preferred Stock, without par value, so to be redeemed, by mail or publication, in such manner as may be prescribed by resolution of the Board of Directors; and provided further, that, in every case of redemption of less than all of the outstanding shares of any one series of Serial Preferred Stock, without par value, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given, the Corporation may deposit the aggregate redemption price with some bank or trust company in The City of New York or in Boise, Idaho, named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, upon endorsement to the Corporation or as otherwise may be required and surrender of the certificates for such shares. Upon the deposit of such money as aforesaid, or, if no such deposit is made, upon such redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to such shares, and from and after the making of such deposit, or if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), such holders shall have no interest in or claim against the Corporation with respect to such shares, but shall be entitled only to receive such moneys on the date fixed for redemption as aforesaid from such bank or trust company, or, if no such deposit is made, from the Corporation, without interest thereon, upon endorsement and surrender of the certificates as aforesaid.

                         (B)  In case the holder of any shares of the Serial
Preferred Stock, without par value, so redeemed shall not, within six years after such deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall upon demand pay over to the Corporation such amounts so deposited, and depositary, thereupon, shall be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

                         (C)  Shares of the Serial Preferred Stock, without par
value, which have been redeemed by the Corporation shall be restored to the status of authorized but unissued shares of the Serial Preferred Stock, without par value, without designation or relative rights, preferences or limitations as to series.

                         (D)  Nothing herein contained shall limit any legal
right of the Corporation to purchase or otherwise acquire any of the shares of the Serial Preferred Stock, without par value.

                    (3) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then outstanding shares of the Serial Preferred Stock, without par value, of each series, PARI PASSU with the holders of the then outstanding shares of all other series of the Serial Preferred Stock, without par value, the Serial Preferred Stock, $100 par value, and the 4% Preferred Stock, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of such assets shall be made to the holders of the shares of the Common Stock or any other class of stock, as to which the Serial Preferred Stock, without par value, has preference as to the distribution of assets in liquidation, the amount per share in the case of voluntary liquidation and the amount per share in the case of involuntary liquidation as specified in the resolution of the Board of Directors fixing and determining the relative rights and preferences of the shares of such series. If the assets to be distributed in respect of the Serial Preferred Stock, without par value, shall not be sufficient to pay the full amounts that shall be determined to be payable on all of the shares of the Serial Preferred Stock, without par value, upon voluntary or involuntary liquidation, such assets shall be distributed, to the extent available, as follows: first, to the payment, PRO RATA on each share of the Serial Preferred Stock, without par value, irrespective of series, of the amount (exclusive of accumulated dividends, if any) specified by the Board of Directors in its resolution establishing each such series as payable on each such share in the event of involuntary liquidation; second, to the payment of the accumulated dividends on each such share, such payment to be made PRO RATA in accordance with the amount of such accumulated dividends; and third, to the payment of any amounts, in excess of the amount fixed by the Board of Directors to be payable on each such share in the event of involuntary liquidation, which may be payable on the shares of any series in the event of voluntary liquidation, such payments also to be made PRO RATA in accordance with the amounts, if any, so payable on each such share. After full payment to the holders of the Serial Preferred Stock, without par value, of such preferential amounts, the holders of the Serial Preferred Stock, without par value, as such, shall have no right or claim to any of the remaining assets of the Corporation. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

               (c) THE 9.50% SERIES, SERIAL PREFERRED STOCK, WITHOUT PAR VALUE. There is hereby created the first series of the Company's Serial Preferred Stock, Without Par Value, which shall be designated as the 9.50% Series, Serial Preferred Stock, Without Par Value, which consists of 250,000 shares. The rights and preferences of the shares of said series in those respects in which the shares thereof may vary from shares of other series, shall be as follows:

                    (1) DIVIDENDS. The rate of dividends on shares of the 9.50% Series, Serial Preferred Stock, Without Par Value, shall be 9.50% of the amount payable per share in the event of voluntary liquidation excluding any accumulated dividends. Dividends shall be cumulative from July 8, 1976. The initial dividend will be payable on August 20, 1976, for the period commencing with July 8, 1976, and ending July 31, 1976. Thereafter, dividends shall be payable on the 20th day of November, February, May and August of each year or otherwise as the Board of Directors may determine.

                    (2) REDEMPTION. Shares of the 9.50% Series, Serial Preferred Stock, Without Par Value, shall be redeemable at any time in whole or in part at the per share redemption price of $104.75 through August 20, 1991, and $101.00 thereafter, plus in each case, unpaid accumulated dividends, if any, to the date of redemption.

                    (3) LIQUIDATION. The amount payable upon shares of the 9.50% Series, Serial Preferred Stock, Without Par Value, in the event of voluntary or involuntary liquidation is $100 per share (to be referred to as the "Stated Value") plus accumulated dividends, if any.

In the event of any preferential payments, the 9.50% Series, Serial Preferred Stock, Without Par Value, shall be entitled PRO RATA to such preferential payments.

                    (4) SINKING FUND. There is no sinking fund for the redemption or purchase of shares of 9.50% Series, Serial Preferred Stock, Without Par Value.

                    (5) CONVERSION. Shares of the 9.50% Series, Serial Preferred Stock, Without Par Value, are not, by their terms, convertible or exchangeable.

                    (6) VOTING RIGHTS. At all meetings of the shareholders, each holder of shares of the 9.50% Series, Serial Preferred Stock, Without Par Value, shall be entitled to one vote for each share held by the shareholder.

          4.   COMMON STOCK

          Each share of Common Stock is equal to every other share of Common Stock in every respect. Subject to the rights of the holders of the 4% Preferred Stock, the Serial Preferred Stock, $100 par value, the Serial Preferred Stock, without par value, and any other class of stock of the Corporation having preferential rights as to the payment of dividends or to the distribution of assets in liquidation and in subordination thereto, the holders of shares of the Common Stock alone shall receive all further dividends and shares in distribution of assets.

     D.   CERTAIN VOTING RIGHTS AND RESTRICTIONS UPON CORPORATION ACTION.

          Subject to the requirements of law, the voting rights of the shareholders are as follows:

          1. At all meetings of the shareholders (a) each holder of shares of the 4% Preferred Stock shall be entitled to 20 votes for each such share held by him, (b) each holder of shares of the Serial Preferred Stock, $100 par value, and the Serial Preferred Stock, without par value, shall be entitled to such vote, if any, for each such share held by him as shall have been granted to the shareholders of the respective series by resolution of the Board of Directors establishing that series, and (c) each holder of shares of the Common Stock shall be entitled to one vote for each such share held by him, and each such shareholder may vote or otherwise act either in person or by proxy; provided, that (x) whenever and as often as dividends payable on the 4% Preferred Stock shall be accumulated and unpaid in an amount equivalent to or exceeding four quarterly dividends, the holders of shares of the 4% Preferred Stock shall be entitled thereafter at each succeeding annual meeting of the shareholders to elect the smallest number of directors necessary to constitute a majority of the Board of Directors, and the remaining directors, subject to the rights of the holders of the Serial Preferred Stock, without par value, set forth in clause
(z) below, shall be elected, as usual, by the holders of shares of the voting stock of the Corporation without distinction as to class, until all such accumulated unpaid dividends shall have been eliminated, (y) if and when the profits available for dividends are in excess of such accumulated and unpaid dividends on the 4% Preferred Stock, the declaration and payment of such dividends shall not be unreasonably withheld, and (z) whenever and as often as dividends payable on the Serial Preferred Stock, without par value, shall be accumulated and unpaid in an amount equivalent to or exceeding six quarterly dividends, the holders of the shares thereof shall be entitled thereafter, at such succeeding annual meeting of the shareholders at which the holders of a majority of the Serial Preferred Stock, without par value, are present and voting in person or by proxy, to elect two directors from among those directors who would otherwise be elected by the holders of shares of the voting stock of the Corporation without distinction as to class, and the remaining directors, subject to the rights of the holders of the 4% Preferred Stock set forth in clause (x) above, shall be elected as usual by the holders of the voting shares of the Corporation without distinction as to class, until all such accumulated and unpaid dividends shall have been eliminated.

          2. The Corporation shall not mortgage any of its fixed assets without the approval of the holders of a majority of the shares of the Common Stock and the holders of a majority of the shares of the 4% Preferred Stock as are present at an annual or special meeting of the shareholders at which a quorum is present, the notice of which meeting shall have contained a statement of such proposal; provided, that such approval shall not be required in connection with anything required or permitted to be done under the Corporation's Mortgage and Deed of Trust, dated as of October 1, 1937.

          3. The authorized stock of the Corporation shall not be increased except as follows: (i) the authorized Common Stock may be increased at any time upon the affirmative vote of the holders of shares of the 4% Preferred Stock and the Common Stock entitling them to exercise a majority of the voting power;
(ii) the authorized 4% Preferred Stock may be increased, and any additional class of stock ranking PARI PASSU with the 4% Preferred Stock may be authorized, at any time, upon the affirmative vote of the holders of shares of the 4% Preferred Stock and the Common Stock entitling them to exercise a majority of the voting power, provided, that such vote shall include the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the 4% Preferred Stock; (iii) and any class of stock having preference over the 4% Preferred Stock as to dividends or distribution of assets may be authorized upon the affirmative vote of the holders of shares of the 4% Preferred Stock and Common Stock entitling them to exercise a majority of the voting power, provided that such vote shall include the affirmative vote of the holders of two-thirds of the voting power of the outstanding shares of the 4% Preferred Stock.

          4. So long as any shares of the 4% Preferred Stock shall remain outstanding, no shares of the 4% Preferred Stock in excess of 60,587 shares and no shares of stock of any class having relative rights and preferences equal or superior to the relative rights and preferences of the 4% Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation shall be issued without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the 4% Preferred Stock, unless the earnings of the Corporation, for any twelve consecutive months within the fifteen calendar months next preceding any such proposed transaction, available for payment of interest on the Corporation's indebtedness (after deduction of depreciation and all taxes) shall equal or exceed one and three-quarters (1-3/4) times the aggregate of the Corporation's annual interest and preferred dividend requirements after the proposed transaction. In making such calculations, there may be included the earnings prior to the acquisition of any electric utility property to be acquired from the proceeds of such shares to be issued.

          5. So long as any shares of the Serial Preferred Stock, $100 par value, shall remain outstanding, no shares of the Serial Preferred Stock, $100 par value, or of any class of stock having relative rights and preferences equal or superior to the relative rights and preferences of the Serial Preferred Stock, $100 par value, with respect to the payment of dividends or the distribution of assets in liquidation shall be issued without the affirmative vote of the holders of a majority of the then outstanding shares of the Serial Preferred Stock, $100 par value, other than to refinance an equal par amount or stated value of shares of the Serial Preferred Stock, $100 par value, and any other class of stock having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, unless the gross income of the Corporation for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding such issuance, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and depreciation) shall have been at least at one and one-half (1-1/2) times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Corporation outstanding in the hands of the public, and (ii) the annual dividend requirements on all outstanding shares of the Serial Preferred Stock, $100 par value, and any other class of stock of the Corporation having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, including the shares proposed to be issued; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of the Serial Preferred Stock, $100 par value, or any other class of stock of the Corporation having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, which are to be retired in connection with the issue of such additional shares; and provided further, that in any case where such additional shares of the Serial Preferred Stock, $100 par value, or any other class of stock of the Corporation having relative rights and preferences equal or superior to the aforesaid relative rights and preferences of the Serial Preferred Stock, $100 par value, are to be issued in connection with the acquisition of additional public utility property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Corporation, may be included on a PRO FORMA basis in making the foregoing computation.

          6. No amendment of the provisions of subsections D.1. or 2. of this Article shall be made without the consent of the holders of at least two-thirds of the outstanding shares of the 4% Preferred Stock, which consent may be expressed by each such shareholder either in writing or by vote at an annual or special shareholders' meeting.

          7. No amendment of the provisions of (i) subsections C.1. (a), (b) or (c), (ii) the second sentence of subsection C.4., or (iii) subsections D.3. and 4., of this Article, which shall adversely affect the rights of the holders of outstanding shares of the 4% Preferred Stock or Common Stock as set forth in such provisions, shall be made without the consent of the holders of all of the outstanding shares of the 4% Preferred Stock and Common Stock outstanding at the time of such amendment, which consent may be expressed by each shareholder either in writing or by vote at an annual or special shareholders' meeting.

          8. The holders of shares of the Serial Preferred Stock, $100 par value, or of the Serial Preferred Stock, without par value, are not entitled to vote as such shareholders, on any matter, except (i) as expressly provided herein, (ii) as shall be provided by the Board of Directors in its resolutions establishing each series thereof, and (iii) as expressly required by law.

          9. The shareholders shall not have the right to cumulate votes in the election of directors.

ARTICLE 7. CONVERTIBLE BONDS AND DEBENTURES. The Corporation may issue bonds and debentures convertible into other bonds, other debentures or shares of stock of the Corporation within such period and upon such terms and conditions as shall be fixed by the Board of Directors.

ARTICLE 8.  BUSINESS COMBINATIONS.

     Part I. For the purposes of this ARTICLE 8, the following terms shall have the meanings hereinafter set forth:

          (a) "Affiliate" or "Associate" shall have the respective meaning ascribed to such terms in the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1986.

          (b)  A person shall be a "Beneficial Owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as herein defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
(A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (c)  "Business Combination" shall mean any of the following:

               (i) any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Shareholder, or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more but shall not include transactions between the Corporation and its Subsidiaries; or

               (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, statutory share exchange, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate of any Interested Shareholder.

          (d) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with, and not a nominee of, the Interested Shareholder (as such term is used in the context of a Business Combination) and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and is designated to succeed a Continuing Director by two-thirds of Continuing Directors then on the Board.

          (e)  "Fair Market Value" means:

               (i) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest last bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or the NASDAQ National Market System or, if NASDAQ and the NASDAQ National Market System are not then in use, any other system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by two-thirds of the Continuing Directors in good faith; and

               (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (f) "Institutional Voting Stock" shall mean any class or series of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks and/or similar financial institutions or institutional investors.

          (g) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the then outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question became the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          For the purpose of determining whether a person is an Interested Shareholder pursuant to this paragraph (g), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (b) of this Part I but shall include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (h) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections (a) and (b) of Part II of this ARTICLE 8 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (i) A "person" shall mean any individual, firm, partnership, trust, corporation or other entity.

          (j) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (g) of this Part I, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (k) "Voting Stock" shall mean each share of stock of the Corporation generally entitled to vote in elections of directors.

          A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, for the purposes of this ARTICLE 8, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this ARTICLE 8. Any such determination made in good faith shall be binding and conclusive on all parties.

     Part II.  Except as otherwise expressly provided in Part III of this
ARTICLE 8 and in addition to any other provision of law and as may otherwise be set forth in these Restated Articles of

Incorporation, the consummation of any Business Combination shall require that all of the following conditions shall have been met:

          (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (B) in the transaction in which it became an Interested Shareholder, whichever is highest;

               (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this ARTICLE 8 as the "Determination Date"), whichever is higher; and

               (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock (and excluding any series or class of Institutional Voting Stock), shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or
(B) in the transaction in which it became an Interested Shareholder, whichever is higher;

               (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (iv) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph
(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock.

          (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

               (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding 4% Preferred Stock, Serial Preferred Stock, $100 par value, or Serial Preferred Stock, without par value;

               (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and

               (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

          (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and containing the information specified for proxy or information statements under the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     Part III. Unless the Business Combination shall have been approved by two-thirds of the Continuing Directors, (a) the provisions of Part II of this
ARTICLE 8 shall be applicable to each particular Business Combination, and
(b) any such Business Combination shall be approved by the affirmative vote of at least four-fifths of the voting power of all shares of Voting Stock (considered for purposes of this ARTICLE 8 as one class, it being understood that for purposes of this ARTICLE 8, each share of Voting Stock shall have the number of votes granted to it pursuant to ARTICLE 6 of these Restated Articles of Incorporation.

     Part IV. Nothing contained in this ARTICLE 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

ARTICLE 9. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or the holders of not less than four-fifths of the shares entitled to vote at the meeting.

ARTICLE 10. AMENDMENTS. Notwithstanding anything to the contrary contained in these Restated Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders or at least four-fifths of the

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

voting power of the then outstanding Voting Stock shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, ARTICLES 4, 8, 9 and 10 of these Restated Articles of Incorporation, provided that such four-fifths vote shall not be required for any amendment, alteration, change or repeal recommended to the shareholders by two-thirds of the Continuing Directors, as defined in ARTICLE 8.

ARTICLE 11. AMENDMENT OF BY-LAWS. The Corporation's By-laws may be amended or repealed or new by-laws may be made: (a) by the affirmative vote of the holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, irrespective of class, given at any annual or special meeting of the shareholders; provided that notice of the proposed amendment, repeal or new by-law or by-laws be included in the notice of such meeting or waiver thereof; or (b) by the affirmative vote of a majority of the entire Board of Directors given at any regular meeting of the Board, or any special meeting thereof.

ARTICLE 12. LIMITATION OR ELIMINATION OF DIRECTOR LIABILITY. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director; provided that this Article shall not limit or eliminate the liability of a Director for any act or omission for which such limitation or elimination of liability is not permitted under the Idaho Business Corporation Act. No amendment to the Idaho Business Corporation Act that further limits or eliminates the acts or omissions for which limitation or elimination of liability is permitted shall affect the liability of a Director for any act or omission which occurs prior to the effective date of such amendment.

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

                                    CERTIFICATION

          THE FOREGOING RESTATED ARTICLES OF INCORPORATION of Idaho Power Company constitute a full and complete amendment of each and every Article of Incorporation of Idaho Power Migrating Corporation, (a corporation created to effect the migration of Idaho Power Company's state of incorporation from Maine to Idaho which, following completion of the migration, shall be called Idaho Power Company, an Idaho corporation), as approved by the sole shareholder, Idaho Power Company, on June 22, 1989, and by the shareholders of Idaho Power Company at its annual meeting on May 3, 1989. The undersigned does hereby certify that the above constitutes a full, true and correct copy of the Restated Articles of Incorporation of Idaho Power Company as of the date indicated below, and that said Articles have not been amended or rescinded and are in full force and effect on the date hereof.

          DATED this 30th day of June, 1989.



                                /s/ W W Anderson
                              -----------------------------------
                              W W Anderson
                              President & Chief Operating Officer Idaho Power Company


ATTEST



  /s/ Robert W Stahman
-------------------------
Robert W Stahman
Secretary


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